Exhibit 10.4

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No.	Call / Coll	Account	Officer	Initials
$1,950,212.96	03-30-2007	04-01-2015	50001	183 / 815	E0100333631	DSC08

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Sovereign Circuits, Inc. 12080 Debartolo Drive North Jackson, OH 44451-9642	Lender:	KeyBank National Association OH-MM-Canfield 6575 Seville Drive Canfield, OH 44406

Principal Amount; $1,950,212.96	Initial Rate: 8.250%	Date of Note: March 30, 2007

PROMISE TO PAY. Sovereign Circuits, Inc. (“Borrower”) promises to pay to KeyBank National Association (“Lender”), or order in lawful money of the United States of America, the principal amount of One Million Nine Hundred Fifty Thousand Two Hundred Twelve & 96/100 Dollars ($1,950,212.96), together with interest on the unpaid principal balance from March 30, 2007, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in 95 principal payments of $20,314.72 each and one final principal and interest payment of $20,458.88. Borrower’s first principal payment is due May 1, 2007, and all subsequent principal payments are due on the same day of each month after that. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 1, 2007, with all subsequent interest payments to be due on the same day of each month after that. Borrower’s final payment due April 1, 2015, will be for all principal and all accrued interest not yet paid. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower’s request. The interest rate change will not occur more often than each day that the index changes. The interest rate will change automatically and correspondingly on the date of each announced change of the Index by Lender. Borrower understands that Lender may make loans based on other rates as well. The index currently is B.250% per annum. The interest rate to be applied to the unpaid principal balance during this Note will be at a rate equal to the Index, resulting in an initial rate of 8.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rats allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: KeyBank National Association, OH-MM-Canfield, 6575 Seville Drive, Canfield, OH 44406.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged $.000% of the unpaid portion of the regularly scheduled payment or $50.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment within 15 days of when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation of statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate

PROMISSORY NOTE
Loan No: 50001	(Continued)	Page 2

reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months. It may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower with pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Ohio without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20,00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

LIBOR TERM - ADJUSTING ON THE 1ST OF THE MONTH. An exhibit, titled “LIBOR ADDENDUM TO PROMISSORY NOTE (Term Loan - Adjusting on first of month),” is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

PRIOR NOTE. This Note is a renewal and consolidation of the indebtedness evidenced by the (a) promissory note from Borrower to Lender dated May 10, 2006 in the original principal amount of $1,835,071.55 and (b) promissory note from Borrower to Lender dated October 24, 2004 in the original principal amount of $400,000. This Note is the Note referenced to in that certain mortgage executed by the Borrower on May 10, 2006 in the amount of $1,835,071.55 and is also the Note referred to in that Open-End Mortgage of even date herewith executed by Borrower in the amount of $115,141.41.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fall to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note ere joint and several.

PROMISSORY NOTE
Loan No: 50001	(Continued)	Page 3

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

NOTICE: FOR THIS NOTICE “YOU” MEANS THE BORROWER AND “CREDITOR” AND “HIS” MEANS LENDER.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

SOVEREIGN CIRCUITS, INC.

By:	/s/ Sally L. Goff
Sally L. Goff, Vice President/C.F.O. of Sovereign Circuits, Inc.

LIBOR ADDENDUM TO PROMISSORY NOTE (TERM LOAN - ADJUSTING ON FIRST OF MONTH)

Principal	Loan Date	Maturity	Loan No.	Call / Coll	Account	Officer	Initials
$1,950,212.96	03-30-2007	04-01-2015	50001	183 / 815	E0100333631	DSC08

References in the shaded area are for Lenders use only and do not limit the applicability of this document to any particular loan item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Sovereign Circuits, Inc. 12080 Debartolo Drive North Jackson, OH 44451-9642	Lender:	KeyBank National Association OH-MM-Canfield 6575 Seville Drive Canfield, OH 44406

This LIBOR ADDENDUM TO PROMISSORY NOTE (TERM LOAN - ADJUSTING ON FIRST OF MONTH) is attached to and by this reference is made a part of the Promissory Note, dated March 30, 2007, and executed in connection with a to loan or other financial accommodations between KEYBANK NATIONAL ASSOCIATION and Sovereign Circuits, Inc.

1. DEFINITIONS: For the purposes of this Addendum, the following definitions will apply:

“Business Day” means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio, and, if the applicable Business Day relates to determination of the LIBOR Rate, a day on which dealings are carried on in the London interbank eurodollar market.

“LIBOR Rate” means the rate per annum calculated by Lender in good faith, which Lender determines with reference to the rate per annum at which deposits in United States dollars are offered by prime banks in the London interbank eurodollar market two Business Days prior to the day on which such rate is calculated by Bank, based on a thirty (30) day maturity. On the date the Note is signed by Borrower and continuing until the and of such month, the LIBOR Rate shall be the LIBOR Rate determined by Lender on the first day of such month, or if the first day of such month is not a Business Day, then as determined by Lender on the Business Day immediately preceding the first day of such month, effective as of the first day of such month; thereafter, the LIBOR Rate shall be adjusted by Lender on the first day of each succeeding month, or if the first day of the month is not a Business Day, then as determined by Lender on the Business Day immediately preceding the first day of the month, effective as of the first day of the month.

“LIBOR Reserve Requirements” means, for any loan bearing interest at the LIBOR Rate, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such loan.

B\“Margin” means one and a half percent (1.50%).

“Note Rate” means the interest rate provided for in the Note based on the Lender’s Prime Rate (as defined in the Note).

2. INTEREST RATE. Notwithstanding anything contained in the Note to the contrary, amounts outstanding under the Note shall bear interest at a fixed rate of interest equal to the LIBOR Rate plug the Margin. The interest rate shall change on the first day of each month as and when the LIBOR Rate is adjusted by Lender. Borrower shall make payments on the first day of each month.

3. INCREASED COSTS. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to any amount outstanding under the Note bearing interest at the LIBOR Rate, including a change in LIBOR Reserve Requirements, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.

4. ILLEGALITY. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund, or maintain any advance or balance at the LIBOR Rate, then Lender’s obligation to make, fund, or maintain any such advance or balance shall terminate and any such effected outstanding advance or balance shall be converted to the Note Rate on the earlier of the first day of the month following thereafter or the date the making, funding, or maintaining of any such advance or balance becomes unlawful.

THIS LIBOR ADDENDUM TO PROMISSORY NOTE (TERM LOAN - ADJUSTING ON FIRST OF MONTH) IS EXECUTED ON MARCH 30, 2007.

BORROWER:

SOVEREIGN CIRCUITS, INC.

By:	/s/ Sally L. Goff
Sally L. Goff, Vice President/C.F.O. of Sovereign Circuits, Inc.